SECURITIES AND EXCHANGE COMMISSION

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ENTELLUS MEDICAL, INC.

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ENTELLUS MEDICAL, INC.

3600 Holly Lane North, Suite 40

Plymouth, Minnesota 55447

April 27, 2016

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2016 Annual Meeting of Stockholders of Entellus Medical, Inc. to be held on Tuesday, June 14, 2016, beginning at 9:00 a.m., local time, at the offices of Fox Rothschild LLP, 222 South Ninth Street, Suite 2000, Minneapolis, Minnesota 55402.

Details about the Annual Meeting, nominees for election to the Board of Directors and other matters to be acted on at the Annual Meeting are presented in the notice of meeting and proxy statement that follow.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Accordingly, please exercise your right to vote by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the proxy statement.

Our annual report to stockholders, including our annual report on Form 10-K for the year ended December 31, 2015, is being provided to you together with these proxy materials for your review.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

/s/ Brian E. Farley

Brian E. Farley
Chairman of the Board

You can help us make a difference by eliminating paper proxy materials. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com. Your consent to receive stockholder materials electronically will remain in effect until canceled.

ENTELLUS MEDICAL, INC.

3600 Holly Lane North, Suite 40

Plymouth, Minnesota 55447

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Entellus Medical, Inc., a Delaware corporation, will be held on Tuesday, June 14, 2016, at the offices of Fox Rothschild LLP, 222 South Ninth Street, Suite 2000, Minneapolis, Minnesota 55402, at 9:00 a.m., local time, for the following purposes:

1.	To elect John K. Bakewell, David B. Milne and Robert S. White as Class I directors to hold office until the 2019 Annual Meeting of Stockholders, or until their respective successors have been duly elected and qualified;

2.	To ratify, in a non-binding vote, the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year ending December 31, 2016; and

3.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the proxy statement that follows this notice. Holders of record of our common stock as of the close of business on April 18, 2016 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A list of such stockholders will be available during normal business hours at our principal executive offices at 3600 Holly Lane North, Suite 40, Plymouth, Minnesota 55447 at least 10 days prior to the Annual Meeting and on the day of the Annual Meeting for examination by any stockholder registered on our stock ledger as of the record date for any propose germane to the Annual Meeting.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

/s/ Thomas E. Griffin

Thomas E. Griffin
Chief Financial Officer and Secretary

Plymouth, Minnesota

April 27, 2016

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ENTELLUS MEDICAL, INC.

3600 Holly Lane North, Suite 40

Plymouth, Minnesota 55447

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2016

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Entellus Medical, Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, June 14, 2016, at the offices of Fox Rothschild LLP, 222 South Ninth Street, Suite 2000, Minneapolis, Minnesota 55402, at 9:00 a.m., local time, and at any continuation, postponement or adjournment thereof.

You are viewing or have received these proxy materials because the Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission, or SEC, and that is designed to assist you in voting your shares.

This proxy statement and our 2015 Annual Report to Stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2015, or 2015 Annual Report, will be released on or about April 27, 2016 to our stockholders on the record date.

In this proxy statement, we sometimes refer to Entellus Medical, Inc. as “Entellus Medical,” the “Company,” “we,” “our” or “us” and the Board of Directors as the “Board.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 14, 2016

This proxy statement and our 2015 Annual Report are available at http://www.proxyvote.com.

As permitted by SEC rules, we are making this proxy statement and our 2015 Annual Report available to our stockholders electronically via the Internet. On or about April 27, 2016, we mailed to our stockholders a Notice Regarding Availability of Proxy Materials, or Internet Notice, containing instructions on how to access this proxy statement and the 2015 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of our proxy materials or 2015 Annual Report in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement and the 2015 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials and 2015 Annual Report, you should follow the instructions for requesting such materials contained on the Internet Notice.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Tuesday, June 14, 2016, at the offices of Fox Rothschild LLP, 222 South Ninth Street, Suite 2000, Minneapolis, Minnesota 55402, at 9:00 a.m., local time.

What are the purposes of the Annual Meeting?

The purposes of the Annual Meeting are to vote on the following items described in this proxy statement:

Proposal No. 1	Election of Directors
Proposal No. 2	Ratification of Appointment of Independent Registered Public Accounting Firm

Are there any matters to be voted on at the Annual Meeting that are not included in this proxy statement?

We currently are not aware of any business that will be presented at the Annual Meeting other than as described in this proxy statement. If, however, any other matter is properly brought at the Annual Meeting, or any continuation, postponement or adjournment thereof, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters in accordance with their best judgment.

Who can attend the Annual Meeting?

All of our stockholders entitled to vote at the Annual Meeting may attend the 2016 Annual Meeting. If your shares are held in street name, however, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the record holder of your shares.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and your bank or brokerage firm is required to vote your shares in accordance with your instructions.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock, $0.001 par value, as of the close of business on April 18, 2016, the record date, will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the record date, there were 18,818,334 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of our capital stock issued and outstanding and entitled to vote on the record date will constitute a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of John K. Bakewell, David B. Milne and Robert S. White as Class I directors; and

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board’s recommendations.

How do I vote?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Internet—You can vote over the Internet at www.proxyvote.com

•	by following the instructions on the Internet Notice or proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Savings Time, on June 13, 2016.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank, broker or agent to obtain a legal proxy or the bank’s or broker’s proxy card and bring it to the Annual Meeting in order to vote.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Can I revoke or change my vote after I submit my proxy?

Yes. If you are a registered stockholder, you may revoke your proxy or change your vote at any time before your shares are voted by one of the following methods:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of such revocation to our Secretary; or

•	by voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth on page 3 of this proxy statement, as well as with the description of each proposal in this proxy statement.

What is an abstention and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the ratification of the appointment of Grant Thornton LLP.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm in Proposal No. 2, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors in Proposal No. 1. Broker non-votes count for purposes of determining whether a quorum is present.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	Votes withheld and broker non-votes will have no effect.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Where can I find the voting results of the 2016 Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board Size and Structure

Our Amended and Restated Certificate of Incorporation provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at seven and we currently have seven directors serving on the Board.

Our Amended and Restated Certificate of Incorporation requires that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class must consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.

Current Directors and Terms

Our current directors and their respective classes and terms are set forth below.

Class I Director - Current Term Ending at 2016 Annual Meeting	Class II Director – Current Term Ending at 2017 Annual Meeting	Class III Director – Current Term Ending at 2018 Annual Meeting
John K. Bakewell David B. Milne Robert S. White	Joshua Baltzell Shawn T McCormick	Brian E. Farley Guido Neels

Nominees for Director

Mr. Bakewell, Mr. Milne and Mr. White have been nominated by the Board to stand for election. As the directors assigned to Class I, Mr. Bakewell, Mr. Milne and Mr. White’s initial terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Mr. Bakewell, Mr. Milne and Mr. White will each serve for a term expiring at the 2019 annual meeting of stockholders and the election and qualification of his successor or until his earlier death, resignation or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees and Continuing Directors

The following pages contain certain biographical information as of April 18, 2016 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our directors and nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees; a fit of skills and personality with those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Nominees for Election to Three-Year Terms Expiring No Later than the 2019 Annual Meeting of Stockholders

Class I Director Nominees	Age	Served as a Director Since	Current Positions with Entellus Medical
John K. Bakewell	54	July 2015	Director
David B. Milne	53	August 2006	Director
Robert S. White	54	April 2015	President, CEO and Director

John K. Bakewell has served as a member of our Board of Directors since July 2015. Mr. Bakewell has served as the Chief Financial Officer of Exact Sciences Corporation, a molecular diagnostics company, since January 2016. Mr. Bakewell previously served as the Chief Financial Officer of Lantheus Holdings, Inc., a diagnostic medical imaging company, from June 2014 to December 2015, as the Chief Financial Officer of Interline Brands, Inc., a distributor and direct marketer of broad-line maintenance, repair and operations products, from June 2013 to May 2014 and as the Executive Vice President and Chief Financial Officer of RegionalCare Hospital Partners, an owner and operator of non-urban hospitals, from January 2010 to December 2011. In addition, Mr. Bakewell held the position of Chief Financial Officer with Wright Medical Group, Inc., an orthopaedic company, from 2000 to 2009, with Altra Energy Technologies, Inc. from 1998 to 2000, with Cyberonics, Inc. from 1993 to 1998 and with Zeos International, Ltd. from 1998 to 2000. Since July 2008, Mr. Bakewell has served on the board of directors of Keystone Dental, Inc., a private medical device company, where he also serves as chair of the audit committee, and from April 2006 to July 2010, served on the board of directors of ev3 Inc., which was a publicly traded medical device company until it was acquired by Covidien plc in July 2010. He also served as chair of the audit committee and as a member of the nominating, corporate governance and compliance committee for ev3. Mr. Bakewell holds a Bachelor of Arts in Accounting from the University of Northern Iowa and is a certified public accountant (inactive).

The Board believes that Mr. Bakewell’s experience as a chief financial officer of a publicly traded medical technology company and his background and sophistication in finance enable him to make valuable contributions to the Board.

David B. Milne has served as a member of our Board of Directors since August 2006. Mr. Milne is a Managing Partner at SV Life Sciences Advisers, LLC, or SVLS, which is a life sciences venture capital firm. He joined SVLS in 2005 and has 30 years of experience in the healthcare industry, having worked at several leading public and private medical technology companies. From 1999 until joining SVLS in 2005, he held the position of Vice President of Corporate Business Development at Boston Scientific Corporation. Mr. Milne currently sits on the board of directors of EBR Systems, Inc., ReShape Medical, Inc., and Spinal Kinetics, Inc., all privately held companies, and Lombard Medical, Inc. and TransEnterix, Inc., both publicly traded medical device companies. Mr. Milne chairs the compensation committee and serves on the nomination committee of Lombard Medical and serves on the corporate governance and nominating committee of TransEnterix. In addition, Mr. Milne previously served on the board of directors AqueSys, Inc., Altura Medical, Inc., Sadra Medical, Inc., MindFrame, Inc., NovaLign, Inc. and CardioMind, Inc., all privately held companies. Previously Mr. Milne worked at SCIMED Life Systems, Inc., Becton, Dickinson and Company and Parker Laboratories, Inc. He holds a B.S. in Biology from Rutgers University and an M.B.A. in Marketing/Finance from New York University.

The Board believes that Mr. Milne’s experience in the industry and his knowledge of the Company enable him to make valuable contributions to the Board.

Robert S. White has served as our President and Chief Executive Officer and as a member of our Board of Directors since April 2015. Mr. White first joined Entellus Medical as our President and Chief Operating Officer in November 2014. Mr. White previously was the President and Chief Executive Officer of TYRX, Inc., or TYRX, which specialized in commercializing innovative, implantable combination drug and device products focused on infection control, from January 2010 to March 2014, when TYRX was sold to Medtronic, Inc. Prior to joining TYRX, Mr. White held several positions with Medtronic from February 2003 to November 2009, including serving as President of Medtronic Kyphon from April 2008 to August 2009 following the acquisition of Kyphon Inc. by Medtronic. Mr. White started his career with General Electric Company and joined Eli Lilly and Company in 1989. Mr. White serves on the boards of directors of several companies, including Novadaq Technologies Inc. (September 2014 to present) and AtriCure, Inc. (March 2013 to present), both publicly traded companies, as well as HyperBranch Medical Technology, Inc. (June 2010 to present), a private company. Mr. White holds a B.S. in Aerospace Engineering from the University of Missouri-Rolla and an M.B.A. from Cornell University’s Johnson Graduate School of Management.

The Board believes that Mr. White’s experience in the medical device industry and his role as our President and Chief Executive Officer enables him to make valuable contributions to the Board.

Directors Continuing in Office Until No Later than the 2017 Annual Meeting of Stockholders

Class II Directors	Age	Served as a Director Since	Current Positions with Entellus Medical
Joshua Baltzell	46	August 2006	Director
Shawn T McCormick	51	November 2014	Director

Joshua Baltzell has served as a member of our Board of Directors since August 2006. Mr. Baltzell is a Venture Partner at Split Rock Partners, LLC and also serves as a Venture Partner at SightLine Partners LLC, both venture capital firms. He has been with Split Rock Partners, LLC since May 2004 and with SightLine since July 2014. Mr. Baltzell has over 20 years of experience in the healthcare industry. Prior to his tenure in the venture capital industry, Mr. Baltzell held roles as an investment banker at Piper Jaffray Companies from 2000 to 2002, where he focused primarily on mergers and acquisitions in the medical device sector, as well as various marketing and business development positions with SCIMED Life Systems, Inc. and Boston Scientific Corporation. Mr. Baltzell currently serves on the board of directors of Colorescience, Inc., EBR Systems, Inc., and DFINE, Inc., all privately held companies, and Histogenics Corporation, a publicly traded medical technology company where he also serves on both the compensation committee and nominating/corporate governance committee. From August 2011 to July 2015, he also served on the board of directors of RF Surgical Systems, Inc. Mr. Baltzell holds a B.A. in Economics from St. Olaf College and an M.B.A. from the University of Minnesota’s Carlson School of Management.

The Board believes Mr. Baltzell’s experience in the industry and his knowledge of the Company enable him to make valuable contributions to the Board.

Shawn T McCormick has served as a member of our Board of Directors since November 2014. Mr. McCormick served as Chief Financial Officer of Tornier N.V., a global orthopaedic company, from September 2012 until October 2015 when Tornier merged with Wright Medical Group, Inc. Before Tornier, Mr. McCormick served as Chief Operating Officer of Lutonix Inc., a medical device company, from April 2011 to February 2012 and as Chief Financial Officer and Senior Vice President of ev3 Inc., a global endovascular company, from January 2009 to July 2010, when ev3 was acquired by Covidien plc. He served as Vice President of Corporate Development at Medtronic, Inc. from May 2008 to January 2009, where he was responsible to lead its worldwide business development activities and served in key corporate and divisional financial leadership roles within the Medtronic organization. He has been a member of the board of directors of Nevro Corp. since September 2014 and serves as chairman of the audit committee. He has also served as a member of the board of directors of Surmodics, Inc. since December 2015 and serves on the audit committee and the corporate governance and nominating committee. Mr. McCormick previously served on the board of directors of Lanx, Inc. from August 2010 to November 2013, serving on the compensation committee and audit committee, before Lanx, Inc. was sold to Biomet, Inc. in November 2013. Mr. McCormick is a certified public accountant and holds a B.S. in Accounting/Finance from Arizona State University and an M.B.A. from the University of Minnesota’s Carlson School of Management.

The Board believes that Mr. McCormick’s experience as a chief financial officer of a publicly traded medical technology company and his background and sophistication in finance enable him to make valuable contributions to the Board.

Directors Continuing in Office Until No Later than the 2018 Annual Meeting of Stockholders

Class III Directors	Age	Served as a Director Since	Current Positions with Entellus Medical
Brian E. Farley	58	November 2008	Chairman of the Board
Guido Neels	67	November 2009	Director

Brian E. Farley has served as a member of our Board of Directors since November 2008 and as our Chairman of the Board since November 2014, including as Executive Chairman from April 2015 to January 2016. He also served as our President from March 2010 to November 2014 and as our Chief Executive Officer from March 2010 to April 2015. Prior to joining Entellus Medical, Mr. Farley was employed at VNUS Medical Technologies, Inc. starting in 1995 and served as President and Chief Executive Officer of VNUS from January 1996 to June 2009 when VNUS was sold to Covidien Ltd. Prior to joining VNUS, Mr. Farley was employed from 1981 to 1995 at Guidant Corporation, in the Medical Device Division of Eli Lilly and Company, and in Lilly Research Labs in a variety of research and development, clinical research and business development leadership positions. Since November 2009, Mr. Farley has served on the board of directors of Neuronetics, Inc., a private medical device company, including as Chairman of the Board from June 2011 to July 2014 and again since December 2014. Mr. Farley has served on the Neuronetics compensation committee since 2015. Mr. Farley has also served on the board of directors of DFINE, Inc., a private medical device company, as well as its compensation committee, since March 2012. Mr. Farley holds both a B.S. in Engineering with an emphasis in Biomedical Engineering and an M.S. in Electrical Engineering from Purdue University.

The Board believes Mr. Farley’s experience in the medical device industry, his past experience as our President and Chief Executive Officer and his knowledge of our company enable him to make valuable contributions to the Board.

Guido Neels has served as a member of our Board of Directors since November 2009. Mr. Neels has been with Essex Woodlands Health Ventures, or Essex Woodlands, a private equity investment firm, since 2006, where he is an Operating Partner. Prior to joining Essex Woodlands, Mr. Neels served in a variety of management positions at Guidant Corporation, a developer of cardiovascular medical products. From July 2004 until retiring in November 2005, Mr. Neels served as Guidant’s Chief Operating Officer, where he was responsible for the global operations of Guidant’s four operating units: Cardiac Rhythm Management, Vascular Intervention, Cardiac Surgery and Endovascular Solutions. From December 2002 to July 2004, Mr. Neels served as Guidant’s Group Chairman, Office of the President, responsible for worldwide sales operations, corporate communications, corporate marketing, investor relations and government relations. In January 2000, Mr. Neels was named Guidant’s President, Europe, Middle East, Africa and Canada. In addition, Mr. Neels served as Guidant’s Vice President, Global Marketing, Vascular Intervention, from 1996 to 2000 and as Guidant’s General Manager, Germany and Central Europe, from 1994 to 1996. Mr. Neels has a business engineering degree from the University of Leuven in Belgium and an M.B.A. from the Stanford University Graduate School of Business. Mr. Neels served on the board of directors of Biopure Corporation, a publicly traded medical device company, from 2005 to 2009, Lemaitre Vascular, Inc., a publicly traded medical device company, from 2006 to 2008, and Nellix Inc., a privately held medical device company, from 2006 until its acquisition by Endologix, Inc., in December 2010. Mr. Neels currently serves as the chairman of the board of directors of Oraya Therapeutics, Inc., and also serves on the board of directors of 480 Biomedical, Inc., Arsenal Medical, Inc., Bioventus LLC, and White Pine Medical LLC, all privately held medical device companies, and Christel House International, a not-for-profit organization. He also serves on the board of directors of Endologix, Inc., where he chairs the compensation committee and serves on the nominating, governance and compliance committee, and AxoGen, Inc., where he chairs the compensation committee and serves on the governance and nominating committee, both public companies.

The Board believes that Mr. Neels’s experience in the industry, familiarity with serving on the boards of public companies and his knowledge of our company enable him to make valuable contributions to the Board.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast in person or by proxy at the Annual Meeting. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of John K. Bakewell, David B. Milne and Robert S. White as Class I directors to hold office until the 2019 Annual Meeting of Stockholders, or until their respective successors have been duly elected and qualified.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Registered Public Accounting Firm

The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Grant Thornton LLP has served as our independent registered public accounting firm since 2006. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2016.

The audit committee has directed that this appointment be submitted to our stockholders for ratification. Although ratification of the audit committee’s appointment of Grant Thornton LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

In the event that the appointment of Grant Thornton LLP is not ratified by our stockholders, the audit committee will consider this fact when it appoints an independent registered public accounting firm for fiscal 2017. Even if the appointment of Grant Thornton LLP is ratified, the audit committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interests of our company.

A representative of Grant Thornton LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Audit, Audit-Related, Tax and All Other Fees

The table below set forth the aggregate fees billed to Entellus Medical for services related to the fiscal years ended December 31, 2015 and 2014, respectively, by Grant Thornton LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2015	2014
Audit Fees(1)	$173,000	$648,000
Audit-Related Fees(2)	9,000	8,000
Tax Fees(3)	30,000	24,000
All Other Fees	—	—

	$212,000	$680,000

(1)	Audit Fees consist of fees billed for professional services by Grant Thornton LLP for the audit of our annual financial statements, the review of our registration statement on Form S-1 in connection with our initial public offering in 2015 and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed by Grant Thornton LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax Fees consist of fees for professional services, including tax consulting and compliance performed by Grant Thornton LLP.

Pre-Approval Policies and Procedures

The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The audit committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that we will not engage Grant Thornton LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by Grant Thornton LLP has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts also will require specific pre-approval. On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Grant Thornton LLP without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The audit committee has delegated to the Chair of the audit committee the authority to pre-approve non-audit services to be provided to us by our independent registered public accounting firm or any other firm. The Chair of the audit committee reports any such pre-approval decisions to the audit committee at its next scheduled meeting.

During 2015 and 2014, no services were provided to us by Grant Thornton LLP other than in accordance with the pre-approval policies and procedures described above.

Audit Committee Report

Responsibilities. The audit committee operates under a written charter adopted by the Board. Each member of the audit committee is “independent,” as required by applicable NASDAQ listing rules and the rules and regulations of the SEC. The primary role of the audit committee is to oversee our accounting and financial reporting processes and the audits of our financial statements on behalf of the Board. Our independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles.

Review with Management. The audit committee has reviewed and discussed our audited financial statements (including the quality of our accounting principles) with management. Our management is responsible for the preparation, presentation and integrity of our financial statements.

Review and Discussions with Independent Accountants. The audit committee has reviewed and discussed our audited financial statements (including the quality of our accounting principles) with Grant Thornton LLP. The audit committee has discussed with Grant Thornton LLP the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board, or PCAOB. Further, the audit committee reviewed Grant Thornton LLP’s Reports of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K related to its audit of the consolidated financial statements.

The audit committee has also received and reviewed the written disclosures and the letter from Grant Thornton LLP regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Grant Thornton LLP its independence from us.

Conclusion. Based on the review and discussions referred to above, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission.

Audit Committee

Shawn T McCormick (Chair)

John K. Bakewell

Joshua Baltzell

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon. Abstentions will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, we do not expect any broker non-votes in connection with this proposal.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 18, 2016. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position	In Current Position Since
Robert S. White	54	President, Chief Executive Officer and Director	2014
Thomas E. Griffin	52	Chief Financial Officer and Secretary	2007
Margaret A. Boiano	61	Vice President, Healthcare Policy and Reimbursement	2010
Jeff L. Kogl	43	Vice President, Business Development and Strategy	2015
Kevin L. Mensink	43	Vice President, Marketing	2013
Stephen R. Paidosh	53	Vice President, Operations	2007
Karen E. Peterson	57	Vice President, Clinical, Regulatory and Quality	2010
Tim B. Petrick	48	Vice President, Research and Development	2008
James D. Surek	48	Vice President, Sales	2010

Robert S. White has served as our President and Chief Executive Officer and as a member of the Board since April 2015. Mr. White first joined Entellus Medical as its President and Chief Operating Officer in November 2014. Mr. White previously was the President and Chief Executive Officer of TYRX, Inc., which specialized in commercializing innovative, implantable combination drug and device products focused on infection control, from January 2010 to March 2014, when TYRX was sold to Medtronic. Prior to joining TYRX, Mr. White held several positions with Medtronic, Inc. from February 2003 to November 2009, including serving as President of Medtronic Kyphon from April 2008 to August 2009 following the acquisition of Kyphon Inc. by Medtronic. Mr. White started his career with General Electric Company and joined Eli Lilly and Company in 1989. Mr. White serves on the boards of directors of several companies, including Novadaq Technologies Inc. (September 2014 to present) and AtriCure, Inc. (March 2013 to present), both publicly traded companies, as well as HyperBranch Medical Technology, Inc. (June 2010 to present), a private company. Mr. White holds a B.S. in Aerospace Engineering from the University of Missouri-Rolla and an M.B.A. from Cornell University’s Johnson Graduate School of Management.

Thomas E. Griffin has served as our Chief Financial Officer since December 2007 and our Secretary since April 2015. From July 2006 to December 2007, Mr. Griffin served as our acting Chief Financial Officer as a consultant. From September 2003 to December 2007, Mr. Griffin provided independent financial and strategic consulting to medical device companies. From December 1995 to April 2003, Mr. Griffin served as Chief Financial Officer and Secretary of Digital Gene Technologies, Inc., a privately held biotechnology company. Prior to that, Mr. Griffin was Controller for Centerpulse Spine-Tech, Inc. and CIMA Labs Inc. Mr. Griffin holds a B.A. in Accounting from the University of Minnesota, Duluth, and an M.B.A. in Management from the University of St. Thomas. Mr. Griffin is a certified public accountant (inactive).

Margaret A. Boiano has served as our Vice President of Healthcare Policy and Reimbursement since August 2010. From November 2005 to June 2010, Ms. Boiano was the Director of Healthcare Policy and Reimbursement of VNUS Medical Technologies, Inc. Prior to VNUS, Ms. Boiano held various reimbursement and payor relations positions with several medical companies, including Sleep Solutions Inc., CardioNet Inc. and CardGuard AG. Ms. Boiano holds a B.S. in Radiologic Technology, Administration and Teaching from Midwestern State University.

Jeff L. Kogl has served as our Vice President of Business Development and Strategy since October 2015. Mr. Kogl has extensive experience in the medical device market creating and executing effective business development and marketing strategies. From June 2013 to October 2015, he was the Vice President of Strategy and Corporate Development at Tornier N.V., an extremities-focused orthopaedic company. Prior to his tenure at Tornier, Mr. Kogl was the Senior Director of Corporate Development and Portfolio Strategy at Medtronic, Inc., a global medical technology company, where he held various business development roles of increasing responsibility from June 2002 to June 2013. Mr. Kogl holds a B.A. in Political Science from Stanford University and an M.B.A. from the University of Minnesota.

Kevin L. Mensink has served as our Vice President of Marketing since April 2013. From January 2007 to March 2013, Mr. Mensink served as Vice President of Marketing for GN ReSound Group, a division of GN Store Nord A/S, a Danish manufacturer of hearing instruments and audiological diagnostics equipment and headsets, where he was responsible for North America marketing, product management and technical support and training. From October 2005 to January 2007, Mr. Mensink served as Director of Marketing Analytics for GN ReSound Corp. From May 2002 to October 2005, Mr. Mensink served as Marketing Manager at Thomson West in the Corporate Segment Division. Prior to that, Mr. Mensink served as a Senior Financial Analyst at Thomson West from October 1997 to May 2002. Mr. Mensink holds a B.S. in Business Administration, Accounting and Economics and an M.B.A. in Management from the University of St. Thomas.

Stephen R. Paidosh has served as our Vice President of Operations since December 2007. From July 1999 to December 2007, Mr. Paidosh served as Vice President of Operations at Myocor, Inc., a privately held medical device company. From December 1988 to July 1999, Mr. Paidosh held various leadership positions in engineering and operations at SCIMED Life Systems, Inc. and at Boston Scientific Corporation following the acquisition of SCIMED by Boston Scientific, ending as Director of International Vascular and Metallurgical Operations. Prior to that, Mr. Paidosh held positions in engineering with Pfizer Inc.’s subsidiary Schneider-Shiley (USA) Inc. and at St. Jude Medical, Inc. Mr. Paidosh holds a B.S. in Industrial Technology (Manufacturing Engineering) from the University of Wisconsin, Stout.

Karen E. Peterson has served as our Vice President of Clinical, Regulatory and Quality since July 2010. From June 2011 until February 2016, she also served as our Compliance Officer. Ms. Peterson served as our Vice President of Regulatory and Quality from May 2010 to July 2010. From November 2006 to April 2010, Ms. Peterson served as Vice President of Clinical, Regulatory and Quality at Leptos Biomedical, Inc. Prior to that, Ms. Peterson held various clinical, regulatory and quality positions for Impres Medical, Inc., Carbon Medical Technologies, Inc., XRT Corporation and Guidant Corporation. Ms. Peterson holds a B.S. in Chemistry from the University of Wisconsin, Eau Claire including a Math minor and an M.S. in Biometry and Health Information Systems from the University of Minnesota.

Tim B. Petrick has served as our Vice President of Research and Development since June 2008 and served in the capacity of Manager or Director of Research and Development from February 2007 to May 2008. From October 2002 to December 2006, Mr. Petrick was a Project Engineer with Velocimed, Inc. which was acquired by St. Jude Medical, Inc. in 2005. From January 1998 to July 2002, Mr. Petrick held various positions in regulatory affairs and engineering with TERAMed Corporation, which was acquired by Cordis Corporation, a division of Johnson & Johnson, in 2001. Mr. Petrick holds a B.S. in Mechanical Engineering from North Dakota State University.

James D. Surek has served as our Vice President of Sales since January 2010. From February 2008 to January 2010, Mr. Surek was the Vice President of Sales in the Cochlear Implant Division at Advanced Bionics, LLC, which was sold to Sonova Holding AG in 2009. From July 2003 to February 2008, Mr. Surek was Vice President of Sales for Boston Scientific Corporation in the Neuromodulation/Pain Management Division. Mr. Surek served in various roles at Medtronic, Inc. in the Sofamor Danek Group from August 1994 to June 2003, ending as Vice President, Sales and Development. Mr. Surek holds a B.S. in Psychology from Loyola University in Chicago and a Masters of International Management from the American Graduate School of International Management, Thunderbird Campus.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Corporate Governance—Documents & Charters” section of the “Investors” page of our website located at www.entellusmedical.com, or by writing to our Secretary at our offices at 3600 Holly Lane North, Suite 40, Plymouth, Minnesota 55447. Among the topics addressed in our Corporate Governance Guidelines are:

•    Board size, independence and qualifications

•    Executive sessions of non-management directors

•    Selection of new directors

•    Director orientation and continuing education

•    Limits on board service

•    Change of principal occupation

•    Term limits

•    Director responsibilities

•    Director compensation

•    Stock ownership

•    Conflicts of interest

•    Interaction with institutional investors, the press and customers

•    Board access to senior management

•    Board access to independent advisors

•    Board self-evaluations

•    Board meetings

•    Meeting attendance by directors and non-directors

•    Meeting materials

•    Board committees, responsibilities and independence

•    Board committee composition and rotation

•    Board committee self-evaluations

•    Succession planning

•    Oversight of risk management

•    Ethics helpline

Board Leadership Structure

Our Chairman of the Board and our President and Chief Executive Officer are currently two separate individuals. Mr. Farley serves as Chairman of the Board, and Mr. White serves as our President and Chief Executive Officer. In his role as Chairman, Mr. Farley provides leadership to the Board; approves Board meeting schedules and agendas; presides over all Board meetings; and serves as the primary liaison between the Board and our President and Chief Executive Officer and other members of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary from time to time. For this reason, the Board does not have a policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer.

The Board currently believes our current leadership structure is in the best interests of Entellus Medical and our stockholders and strikes the appropriate balance between the President and Chief Executive Officer’s responsibility for the strategic direction, day-to day-leadership and performance of our company and the Chairman of the Board’s responsibility to guide overall strategic direction of our company and provide oversight of our corporate governance and guidance to our President and Chief Executive Officer and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe that our company is well-served by our current leadership structure. However, the Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Director Independence

Our common stock is listed on The NASDAQ Global Market. Under NASDAQ listing rules, independent directors must compose a majority of our Board of Directors. In addition, NASDAQ listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committee must be independent directors. Audit committee members also must satisfy the enhanced independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act,, and compensation committee members must satisfy the enhanced independence criteria set forth in Rule 10C-1 under the Exchange Act.

Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including, among others, family relationships, the Board has determined that five of our current seven directors, consisting of Mr. Bakewell, Mr. Baltzell, Mr. McCormick, Mr. Milne and Mr. Neels, are independent directors under NASDAQ listing rules and that each of the audit committee members and compensation committee members satisfy the additional enhanced independence criteria. In making these determinations, the Board considered the current and prior relationships that each director has with our company and all other facts and circumstances that the Board deemed relevant in determining independence, including the beneficial ownership of our common stock by each director.

Board Committees

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The charter for each of these committees is available under the Corporate Governance—Documents & Charters section of the Investors page of our website at www.entellusmedical.com. The Board may establish other committees to facilitate the management of our business. The composition and functions of the audit committee, the compensation committee and the nominating and corporate governance committee are described in the following pages. Members serve on these committees until their resignation or until otherwise determined by the Board.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Brian E. Farley	—	—	—
John K. Bakewell	X	Chair	—
Joshua Baltzell	X	—	Chair
Shawn T McCormick	Chair	—	X
David B. Milne	—	X	—
Guido Neels	—	X	—
Robert S. White	—	—	—

Audit Committee

The responsibilities of our audit committee include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

The audit committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The audit committee has the authority to engage independent legal, accounting and other advisors as it deems necessary or appropriate to assist in carrying out its responsibilities, and we must pay the compensation of such advisors.

Our audit committee consists of Mr. McCormick, Mr. Bakewell and Mr. Baltzell. The chair of our audit committee is Mr. McCormick.

The Board has determined that each member of the audit committee satisfies the enhanced independence standards for audit committee members established by applicable NASDAQ and SEC rules and regulations. In addition, the Board has determined that each of Mr. McCormick and Mr. Bakewell is an “audit committee financial expert” as that term is defined under SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under NASDAQ listing rules. The Board also has determined that each member of the audit committee can read and understand fundamental financial statements in accordance with and satisfies other applicable NASDAQ requirements. In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of his experience in the corporate finance sector. Stockholders should understand that these designations related to our audit committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the audit committee or of our Board of Directors.

Compensation Committee

The responsibilities of our compensation committee include:

•	reviewing and recommending that the Board approve the compensation of our chief executive officer and reviewing and approving the compensation of our other executive officers;

•	reviewing and recommending to the Board the compensation of our directors; and

•	reviewing and recommending that the Board approve incentive compensation and equity-based plans and arrangements as they pertain to our chief executive officer and reviewing and approving such arrangements as they pertain to our other executive officers.

The compensation committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time.

The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable NASDAQ rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the compensation committee.

In 2015, the compensation committee engaged Compensia, Inc., a compensation consulting firm, to assess and make recommendations with respect to the amounts and types of compensation to provide our executives and non-employee directors. Compensia did not provide any services to us during 2015, other than those for which it had been retained by the compensation committee. As part of the executive compensation process, our President and Chief Executive Officer consulted with Compensia with respect to its assessment of the compensation of our executive officers other than our President and Chief Executive Officer. The compensation committee reviewed compensation assessments provided by Compensia comparing our executive compensation to that of a group of peer companies within our industry and met with Compensia to discuss compensation of our executive officers, including our President and Chief Executive Officer, and to receive input and advice. Our President and Chief Executive Officer also provided recommendations to the compensation committee regarding the form and amount of compensation to be paid to each executive officer, other than himself. In making final executive compensation decisions and a recommendation to the Board of Directors regarding the compensation to be paid to our President and Chief Executive Officer, the compensation committee considered the recommendations of Compensia and our President and Chief Executive Officer, as well as other factors, such as its own views as to the form and amount of compensation to be paid, the achievement by the company of performance objectives, the general performance of the company and the individual officers, and other factors that may be relevant. Final deliberations and decisions regarding executive compensation were made by the compensation committee and the Board, in the case of compensation to be paid to our President and Chief Executive Officer, without the presence of any executive officer of our company. In making final decisions regarding the compensation to be paid to our President and Chief Executive Officer, the Board considered the same factors and gave considerable weight to the recommendations of the compensation committee. As part of the director compensation process, the Board considered the recommendations of the compensation committee and Compensia, as well as fees and other compensation paid to directors of a group of peer companies within our industry, the number of board and committee meetings that our directors are expected to attend, and other factors that may be relevant.

Our compensation committee consists of Mr. Bakewell, Mr. Milne and Mr. Neels. The chair of our compensation committee is Mr. Bakewell.

The Board has determined that each member of the compensation committee satisfies the enhanced independence standards for compensation committee members established by applicable NASDAQ and SEC rules and regulations. In addition, the Board has determined that each member of the compensation committee qualifies as a “non-employee director” under Section 16 of the Exchange Act.

Nominating and Corporate Governance Committee

The responsibilities of our nominating and corporate governance committee include:

•	identifying individuals qualified to become board members, consistent with the criteria approved by the Board;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	recommending to the Board the directors to be appointed to each Board committee and any changes in its composition;

•	reviewing Board committee structure and the creation of additional Board committees or the dissolution of any Board committees;

•	reviewing and making recommendations to the Board with respect to management succession planning, including transitional leadership in the event of an unplanned vacancy;

•	reviewing and recommending to the Board any changes in our corporate governance guidelines, compliance policies or Code of Business Conduct and Ethics;

•	reviewing and recommending to the Board any changes in our Board’s leadership structure; and

•	overseeing a periodic evaluation of the Board to determine whether it and its committees are functioning effectively.

The nominating and corporate governance committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The nominating and corporate governance committee has the authority to retain any search firm to be used to identify director nominees and independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities and we will pay the compensation of any such firm or advisor engaged.

Our nominating and corporate governance committee consists of Mr. Baltzell and Mr. McCormick. The chair of our nominating and corporate governance committee is Mr. Baltzell.

Board and Board Committee Meetings and Attendance

The Board of Directors met eight times during the fiscal year ended December 31, 2015. The audit committee met eight times and the compensation committee met five times during 2015. Due to the timing of our initial public offering and the fact that we did not have an annual meeting of stockholders last year, the nominating and corporate governance committee did not meet during 2015. Each of the directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board committees on which the director served.

Attendance at Annual Meeting of Stockholders

We do not have a policy regarding the attendance of our Board members at our annual meetings of stockholders. Because of the timing of our initial public offering and our most recent meeting of stockholders in preparation thereof, we did not have an annual meeting of stockholders during 2015.

Director Nominations Process

The nominating and corporate governance committee is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board and recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. On an annual basis, the nominating and corporate governance committee is responsible for reviewing with the Board the requisite skills and criteria for new Board members as well as the composition of the Board.

With respect to identifying new individuals qualified to become Board members, the nominating and corporate governance committee to facilitate the search process may solicit our current directors and executives for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The nominating and corporate governance committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the nominating and corporate governance committee reviews the backgrounds of those candidates, evaluates candidates’ independence from our company and management, reviews potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as a director. To the extent feasible, candidates are interviewed by the nominating and corporate governance committee, other members of the Board, and members of our executive management. Mr. Bakewell joined our Board in July 2015 and was identified and recommended by one of our other directors.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to our industry; experience as a board member or executive officer of another publicly held company; and relevant academic expertise or other proficiency in an area of our operations. The nominating and corporate governance committee also considers the candidate’s diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members, as well as diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the nominating and corporate governance committee, Secretary, Entellus Medical, Inc., 3600 Holly Lane North, Suite 40, Plymouth, Minnesota 55447. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Board Role in Risk Oversight

Risk is inherent with every business. We face a number of risks, including regulatory, compliance, legal, competitive, financial (accounting, credit, interest rate, liquidity and tax), operational, political, strategic and reputational risks. Our management is responsible for the day-to-day management of risks faced by us, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board ensures that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to us. Our President and Chief Executive Officer is a member of our Board and regularly attends Board meetings and discusses with the Board the strategies and risks facing our company.

Under our Corporate Governance Guidelines, the Board and its committees have an active role in overseeing management of risks facing our company. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. In addition, our Board committees oversee risks associated with their respective principal areas of focus. The audit committee oversees management of financial risks. Its role also includes a particular focus on the qualitative aspects of financial reporting to stockholders, on our processes for the management of business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements as they relate to our financial statements and financial reporting obligations. The audit committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our company. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The nominating and corporate governance committee manages risks associated with the independence of our Board of Directors and potential conflicts of interests. In addition, the nominating and corporate governance committee manages risks related to our corporate governance matters and policies and succession planning. While each Board committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers, including our Chief Executive Officer and Chief Financial Officer, and other employees, and meets the requirements of the SEC and the NASDAQ Stock Market. A copy of our Code of Business Conduct and Ethics is available on the Corporate Governance—Documents & Charters section of the Investors page of our website located at www.entellusmedical.com, or by writing to our Secretary at our offices at 3600 Holly Lane North, Suite 40, Plymouth, Minnesota 55447. We intend to disclose on our website any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to directors and executive officers and that is required to be disclosed pursuant to the rules of the SEC and the NASDAQ Stock Market.

Anti-Hedging and Pledging Policy

The Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in certain insider trading transactions, as well as hedging or monetization transactions, such as zero-cost collars and forward sale contracts; short sales; transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities; and pledging or purchasing on margin our securities.

Stockholder Communications with the Board

Any stockholder who desires to communicate with the Board or any specified individual director, may do so by directing such correspondence to the attention of the Secretary, Entellus Medical, Inc., 3600 Holly Lane North, Suite 40, Plymouth, Minnesota 55447. The Secretary will forward the communication to the Board members or individual director as appropriate.

EXECUTIVE COMPENSATION

Overview

This section discusses the material components of the executive compensation program for our executive officers who are named in the Summary Compensation Table below. Our “named executive officers” and their positions for the year ended December 31, 2015 were as follows:

•	Robert S. White, President and Chief Executive Officer (formerly President and Chief Operating Officer);

•	Brian E. Farley, Executive Chairman (formerly Chief Executive Officer and President);

•	James D. Surek, Vice President, Sales; and

•	Jeff L. Kogl, Vice President, Business Development and Strategy.

In April 2015, Mr. Farley was appointed Executive Chairman and Mr. White was appointed President and Chief Executive Officer. On January 9, 2016, Mr. Farley transitioned from Executive Chairman to non-Executive Chairman of the Board.

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to our named executive officers during the years ended December 31, 2015 and December 31, 2014.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
Robert S. White President and Chief Executive Officer	2015 2014	442,500 43,077	(4)	— 50,000		— 4,277,074	270,840 17,948		66 6	713,406 4,388,105
Brian E. Farley Executive Chairman, former Chief Executive Officer and President	2015 2014	293,333 458,902	(5)	— —		— 1,002,528	219,162 348,704		66 66	512,561 1,810,200
James D. Surek Vice President, Sales	2015 2014	290,000 290,000		— —		— 235,575	134,543 96,636	(6)	66 66	424,609 622,277
Jeff L. Kogl(7) Vice President, Business Development and Strategy	2015	50,064		40,000	(8)	945,546	17,338		11	1,052,959

(1)	Amounts reflect the full grant-date fair value of stock options granted during the applicable year computed in accordance with Accounting Standards Codification (ASC) Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of option awards made to executive officers in Note J to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the SEC on February 25, 2016. There can be no assurance that unvested awards will vest (and, absent vesting and exercise, no value will be realized by the executive for the award).

(2)	Amounts for 2015 represent bonuses paid with respect to 2015 services under our 2015 corporate bonus plan.
(3)	Amounts represent life insurance premiums paid by our company.
(4)	Amount revises the amount previously disclosed in our Summary Compensation Table contained in our Annual Report on Form 10-K for the year ended December 31, 2014 and filed with the SEC on March 19, 2015.
(5)	Mr. Farley served in a part-time capacity from April to December 2015. Amount represents pro-rated base salary paid to Mr. Farley.
(6)	Amount represents a bonus paid with respect to 2015 services under our Vice President of Sales 2015 bonus plan.
(7)	Mr. Kogl was hired in October 2015 and was not a named executive officer in 2014.
(8)	Amount represents Mr. Kogl’s one-time signing bonus of $40,000.

Cash Compensation

Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

In 2015, our Board of Directors approved merit salary increases for Messrs. White and Farley of 7% and 20%, respectively, of the executive’s base salary (to $450,000 and $550,000, respectively). Mr. White’s base salary was increased, effective April 2, 2015, to reflect his new duties and responsibilities as Chief Executive Officer.

The 2015 base salaries actually paid to our named executive officers are disclosed in the Summary Compensation Table above. Mr. Farley’s 2015 salary reflects his service in a part-time capacity beginning in April 2015. The following table sets forth the 2015 and 2016 annual base salaries for each of our named executive officers. For 2016, Mr. White received a 4% merit salary increase, effective January 4, 2016. Mr. Farley transitioned from Executive Chairman to non-Executive Chairman of the Board in January 2016, and therefore, is no longer an employee of our company.

Named Executive Officer	2015 Annual Base Salary	2016 Annual Base Salary
Robert S. White	$450,000	$468,000
Brian E. Farley	550,000	—
James D. Surek	290,000	290,000
Jeff L. Kogl	275,000	275,000

We expect that base salaries for the named executive officers will be reviewed periodically by the compensation committee or Board of Directors, with adjustments expected to be made generally in accordance with the considerations described above and to maintain base salaries at competitive levels.

Annual Bonus

In 2015, each of the named executive officers participated in an annual bonus compensation program under which cash bonuses were awarded.

Messrs. White, Farley and Kogl participated in our corporate bonus plan, pursuant to which each was eligible to receive a bonus based on achievement of annual and quarterly revenue and corporate quality goals established by the compensation committee, which were weighted 95% and 5%, respectively, with the annual revenue goal and each of the quarterly revenue goals representing 20% of the revenue component of the corporate bonus plan. The 2015 target bonuses for Messrs. Farley and Kogl were 75% and 35% of their annual base salary earned in 2015. In connection with his appointment to Chief Executive Officer, Mr. White’s 2015 target bonus was increased from 50% to 65% of his annual base salary, effective April 2, 2015.

Under the corporate bonus plan, Mr. White was eligible to receive (i) payout of a cash bonus of 30.875% to 92.625% of base salary based on attainment of 85% to 110% of the target revenue goal and (ii) 3.25% of base salary if corporate quality goals were fully attained.

Under the corporate bonus plan, Mr. Farley was eligible to receive (i) payout of a cash bonus of 35.625% to 106.875% of base salary based on attainment of 85% to 110% of the target revenue goal and (ii) 3.75% of base salary if corporate quality goals were fully attained.

Under the corporate bonus plan, Mr. Kogl was eligible to receive (i) payout of a cash bonus of 16.625% to 49.875% of base salary based on attainment of 85% to 110% of the target revenue goal and (ii) 1.75% of base salary if corporate quality goals were fully attained.

In 2015, Mr. Surek participated in a bonus program with revenue and departmental objectives weighted at 85% and 15%, respectively. The 2015 target bonus for Mr. Surek was 50% of his annual base salary paid in 2015.

The actual annual cash bonuses payable for 2015 are set forth in the Summary Compensation Table above in the column titled “Non-Equity Incentive Plan Compensation.”

Our 2016 corporate bonus plan for Messrs. White, Surek and Kogl has goals related to (i) revenue growth 65%; (ii) operating income (loss) 15%; (iii) vitality & innovation 5%; (iv) clinical evidence & regulatory 5%; (v) education & training 5%; and (vi) quality 5%. The 2016 target bonuses for Messrs. White, Surek and Kogl are 75%, 55% and 35% respectively, of the executive’s annual base salary paid in 2016.

In connection with joining the company in 2015, Mr. Kogl received a one-time signing bonus of $40,000 that will be repayable on a pro rata basis if he resigns without good reason or if he is terminated by the company due to performance within the first 12 months of employment.

Equity Compensation

Our Board of Directors and stockholders have adopted the Entellus Medical, Inc. 2015 Incentive Award Plan, which we refer to as the 2015 Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of our affiliates and to enable our company and certain of our affiliates to obtain and retain the services of these individuals, which is essential to our long-term success. The 2015 Plan became effective in February 2015 in connection with our initial public offering.

Historically, we have granted stock options to our named executive officers. Stock options typically vest over a period of four years or based on the achievement of specified performance goals. The exercise price of the options is equal to the fair market value of our common stock on the grant date. In connection with the commencement of his employment in 2015, Mr. Kogl was granted an option to purchase 100,000 shares of our common stock, vesting over four years with 25% of the shares vesting on the first anniversary of the grant date, and the balance vesting equally on a monthly basis over the next three years, subject to Mr. Kogl’s continued service. The exercise price of this option is $17.81 per share, which represents the closing sale price of our common stock on the grant date. We did not grant any stock options to the other named executive officers in 2015.

Effective January 4, 2016, Messrs. White and Surek were granted stock options to purchase 135,000 shares and 30,000 shares of our common stock, respectively. Each option vests in equal monthly installments over the four-year period from the grant date, subject to continued employment or service. The exercise price of these options is $16.99 per share, which represents the closing sale price of our common stock on the grant date

Other Elements of Compensation

We provide customary employee benefits to our full- and part-time employees, including our named executive officers, in the United States (in the case of part-time employees), including medical and dental benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance and life insurance. In addition, commencing in 2016, eligible employees, including our named executive officers, may participate in our tax-qualified employee stock purchase plan and purchase shares of our common stock on favorable terms with payroll deductions.

We also maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Under our 401(k) plan, eligible employees may defer a portion of their compensation, within prescribed tax code limits, on a pre-tax basis through contributions to the 401(k) plan.

Outstanding Equity Awards as of December 31, 2015

The table below sets forth certain information regarding option awards held by our named executive officers as of December 31, 2015. As of December 31, 2015, none of our named executive officers held any other outstanding equity incentive plan awards.

	Option Award
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert S. White	12/16/2014	(1)	125,485	337,840	11.36	12/16/2024
	12/16/2014	(2)	45,040	225,235	11.36	12/16/2024
Brian E. Farley	03/24/2010	(3)	39,563	—	1.36	03/24/2020
	02/08/2012	(4)	28,439	—	0.76	02/08/2022
	03/19/2013	(5)	16,560	17,950	1.24	03/19/2023
	12/16/2014	(6)	47,208	141,592	11.36	12/16/2024
James D. Surek	02/01/2011	(7)	212	—	0.68	02/01/2021
	02/08/2012	(4)	9,375	—	0.76	02/08/2022
	03/19/2013	(8)	3,907	3,388	1.24	03/19/2023
	01/17/2014	(9)	5,000	—	3.48	01/17/2024
	12/16/2014	(6)	10,632	31,868	11.36	12/16/2024
Jeff L. Kogl	11/4/2015	(10)	—	100,000	17.81	11/04/2025

(1)	This stock option vested and continues to vest as to (i) 115,831 shares on November 24, 2015 and (ii) in 36 substantially equal monthly installments thereafter, subject to the executive’s continued service.

(2)	This stock option vested and continues to vest in substantially equal monthly installments, subject to Mr. White’s continued service to our company, over the four-year period beginning on May 2, 2015, the one-month anniversary date of Mr. White’s appointment as Chief Executive Officer of our company.
(3)	This stock option was fully vested as of January 1, 2014.
(4)	This stock option was fully vested as of December 31, 2015.
(5)	This stock option vested and continues to vest as to (i) 4,140 shares on April 1, 2013, (ii) 1,380 shares on May 1, 2013 and on the first day of each month thereafter (through and including December 1, 2016) and (iii) 1,390 shares on January 1, 2017, subject to the executive’s continued service.
(6)	These stock options vest in substantially equal monthly installments over the four-year period starting December 1, 2014, subject to the executive’s continued service.
(7)	This stock option was fully vested as of January 1, 2015.
(8)	This stock option vested and continues to vest in 48 substantially equal monthly installments, commencing on February 1, 2013 and on the first day of each month thereafter (through and including January 1, 2017), subject to the executive’s continued service.
(9)	This stock option vested in part in 2014 upon the achievement of pre-determined revenue goals.
(10)	This stock option vests as to (i) 25,000 shares on October 27, 2016 and (ii) in 36 substantially equal monthly installments thereafter, subject to the executive’s continued service.

White Employment Agreement

On November 18, 2014, we entered into an employment agreement with Robert S. White, our current President and Chief Executive Officer, pursuant to which we hired Mr. White initially as our President and Chief Operating Officer. Under the employment agreement, Mr. White is entitled to receive an annual base salary, which initially was $420,000 per year, but has subsequently been increased to $468,000 for 2016. The employment agreement also provides that Mr. White is eligible to receive an annual bonus of up to a certain percentage of his annualized salary, which percentage initially was 50% and was subsequently increased to 65%, based on the achievement of certain objectives as determined by our Board of Directors in connection with the applicable bonus plan. We have agreed to review Mr. White’s base salary and target bonus percentage each year for any increase, but not decrease. In connection with entering into the employment agreement, Mr. White received a one-time signing bonus of $50,000 that would have been repayable on a pro rata basis if he had resigned without “good reason” (as defined in the employment agreement) within 12 months following November 24, 2014.

Under the employment agreement, Mr. White is eligible to participate during his employment in our health and welfare, retirement and other plans and programs that we make available to our senior executives from time to time. In addition, the employment agreement provides that Mr. White is entitled to reimbursement for all reasonable expenses incurred on behalf of our company.

In connection with the execution of the employment agreement, Mr. White was granted: (i) an option to purchase 463,325 shares of our common stock, with 25% of the shares vesting on November 24, 2015, and the balance vesting equally on a monthly basis over the 36 months thereafter subject to Mr. White’s continued service with our company on each applicable vesting date, and (ii) an option to purchase 270,275 shares of our common stock, vesting in substantially equal installments over the four-year period starting on the one-month anniversary of the date on which Mr. White was appointed as Chief Executive Officer, April 2, 2015, subject to his continued service with our company.

Mr. White’s employment agreement provides that if his employment is terminated by us without “cause” or by Mr. White for “good reason” (as “good reason” is defined in his employment agreement and “cause” is defined in his change of control agreement) outside of the change in control context, then Mr. White will receive in addition to any accrued obligations and subject to the execution and non-revocation of a general release of claims in favor of us:

•	12 months’ continuation payments of his annual base salary then in effect over the 12-month period following the termination of employment;

•	a lump-sum payment in an amount equal to the annual bonus earned for the year of termination; and

•	Company-subsidized healthcare continuation coverage for Mr. White and his dependents for up to 12 months after the termination date.

Mr. White’s employment agreement also provides that if his employment is terminated due to his death or disability, he will be entitled to receive an amount equal to three times his monthly salary then in effect, payable in a lump sum within 30 days after the date of his termination.

Mr. White’s employment agreement also contains customary confidentiality, non-competition and non-solicitation provisions.

Severance and Change in Control Benefits

During 2015, each of our named executive officers was party to a severance agreement (Farley, Surek) or a change in control severance agreement (White, Kogl). Due to his transition from Executive Chairman to non-Executive Chairman, Mr. Farley is no longer party to a severance agreement; the payments and benefits described below would only have been payable upon a qualifying termination in 2015.

The agreements provide the executive with severance payments and benefits if the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each, as defined in the applicable agreement), in either case, within 12 months following a “change in control” of our company (as defined in the applicable agreement) or prior to a change in control if the termination occurs in connection with the change in control. In any such event, the executive will receive, subject to the execution and non-revocation of a general release of claims in favor of us:

•	a lump-sum payment in an amount equal to six months (Kogl), 12 months (White, Surek) or 18 months (Farley) of the executive’s annual base salary then in effect;

•	a lump-sum payment in an amount equal to the executive’s annual target bonus (or, with respect to Messrs. Farley and Kogl, 125% and 50% of their respective annual target bonus); and

•	Company-subsidized healthcare continuation coverage for the executive and his or her dependents for up to six months (Kogl), 12 months (White, Surek) or 18 months (Farley) after the termination date.

In addition, each agreement also provides that if the executive’s employment is terminated without cause or for good reason following a change in control then (i) the executive’s then-outstanding equity awards (that had been assumed/replaced at the change in control) will accelerate and vest in full and (ii) each such stock option will remain exercisable until the one-year anniversary of the termination date (but not beyond the maximum term of the option). In addition, under the agreements, to the extent that any change in control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the executive receives the greater of the (i) net amount of the change in control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the change in control payments and benefits without such reduction.

In addition, the severance agreements with Messrs. Farley and Surek provide the executive with severance payments and benefits if the executive’s employment is terminated by us without cause or by the executive for good reason outside of the change in control context. In any such event, the executive will receive, subject to the execution and non-revocation of a general release of claims in favor of us:

•	a lump-sum payment in an amount equal to six months (Surek) or 12 months (Farley) of the executive’s annual base salary; and

•	Company-subsidized healthcare continuation coverage for the executive and his or her dependents for up to six months (Surek) or 12 months (Farley) after the termination date.

In addition, each stock option held by Mr. Farley that is granted pursuant to the Entellus Medical, Inc. 2006 Stock Incentive Plan, as amended, or the 2006 Plan, will accelerate and vest in full as of a “change in control” (as defined in the 2006 Plan). In addition, the 2006 Plan provides that upon the executive’s termination of service due to the participant’s death, disability or retirement, then the executive’s outstanding stock options will remain exercisable for six months following the termination date.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been an officer or employee of our company. None of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our compensation committee.

DIRECTOR COMPENSATION

Overview

During 2015, we adopted a new Non-Employee Director Compensation Program effective as of the closing date of our initial public offering. Under the terms of our Non-Employee Director Compensation Program, compensation for our non-employee directors is comprised of both cash compensation and equity compensation. Cash compensation is in the form of annual retainers for non-employee directors, chairman of the board, committee chairs and committee members. Equity compensation is in the form of initial and annual stock option grants. Each of these components is described in more detail below. We do not provide perquisites and other personal benefits to our non-employee directors.

During 2015, the compensation committee engaged Compensia to review our Non-Employee Director Compensation Program. Based on Compensia’s recommendations, our Board of Directors approved certain changes to our Non-Employee Director Compensation Program, effective January 9, 2016. These changes include an additional annual cash compensation retainer of $40,000 for the Chairman of our Board and an increase in the annual stock option grant from an option to purchase 7,500 shares to 10,000 shares of our common stock.

Cash Compensation

The table below sets forth the annual cash retainers paid to each non-employee director and the additional annual cash retainers paid to our Chairman of the Board and Board committee chair and member prior to January 9, 2016 and after the changes to our Non-Employee Director Compensation Program effective as of January 9, 2016:

	Annual Cash Retainer ($)
Description	Before Jan. 9, 2016	After Jan. 9, 2016
Non-Employee Director	35,000	35,000
Chairman of the Board	0	40,000
Chair of Audit Committee	20,000	20,000
Chair of Compensation Committee	15,000	15,000
Chair of Nominating and Corporate Governance Committee	10,000	10,000
Audit Committee Member (Non-Chair)	10,000	10,000
Compensation Committee Member (Non-Chair)	7,500	7,500
Nominating and Corporate Governance Committee Member (Non-Chair)	5,000	5,000

All annual retainers are paid in cash quarterly in arrears promptly following the end of the applicable calendar quarter, but in no event more than 30 days after the end of such quarter. Amounts are pro-rated for any partial year of service.

Equity Compensation

Under our Non-Employee Director Compensation Program, each non-employee director who is initially elected or appointed to serve on our Board automatically receives an option to purchase 15,000 shares of our common stock, which option vests quarterly over a three-year period, subject to continued service through the applicable vesting date. In addition, each non-employee director serving on our Board as of the date of each annual meeting of stockholders automatically receives an option to purchase 10,000 (formerly 7,500) shares of our common stock, which option vests in full on the earlier to occur of the one-year anniversary of the grant date and the date of our annual meeting of stockholders following the grant date, subject to continued service through the applicable vesting date. The exercise price of all options is equal to the closing sale price of our common stock on the grant date.

Accordingly, in connection with his appointment to the Board in July 2015, Mr. Bakewell was granted a stock option to purchase 15,000 shares of our common stock at an exercise price of $24.60 per share.

Summary of Cash and Other Director Compensation

The table below summarizes the compensation received by each individual who served as a non-employee director of our company during the year ended December 31, 2015. Messrs. Farley and White, who served as employee directors in 2015, did not receive additional compensation for their service as directors in 2015, and therefore are not included in the table below. Compensation received by Messrs. Farley and White is described under “Executive Compensation.”

Name	Fee Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
John K. Bakewell(2)	21,644	182,777	204,421
Joshua Baltzell	50,875	—	50,875
Shawn T McCormick	60,000	—	60,000
David B. Milne(3)	39,313	—	39,313
Guido Neels(4)	50,690	—	50,690

(1)	Amounts reflect the full grant-date fair value of stock options granted during 2015 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to directors in Note J to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the SEC on February 25, 2016. There can be no assurance that unvested awards will vest (and, absent vesting and exercise, no value will be realized by the director for the award). As of December 31, 2015, each of Messrs. Bakewell, McCormick, Milne and Neels held outstanding options to purchase 15,000 shares and Mr. Baltzell held outstanding options to purchase 13,750 shares.
(2)	Mr. Bakewell joined our Board in July 2015.
(3)	Cash fees payable for Mr. Milne’s service on our Board are paid directly to SV Life Sciences.
(4)	Cash fees payable for Mr. Neels’s service on our Board are paid directly to Essex Woodlands.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our common stock as of April 18, 2016, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers for 2015; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 18, 2016 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 18,818,334 shares of our common stock outstanding as of April 18, 2016. Shares of our common stock that a person has the right to acquire within 60 days of April 18, 2016 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Entellus Medical, Inc., 3600 Holly Lane North, Suite 40, Plymouth, Minnesota 55447.

Class of Securities	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
	5% Stockholders:
Common Stock	Essex Woodlands Health Ventures(1) 21 Waterway Avenue Suite 225 The Woodlands, Texas 77380	3,813,196	20.3%
Common Stock	SV Life Sciences(2) One Boston Place 201 Washington Street Suite 3900 Boston, Massachusetts 02108	3,489,531	18.5%

Class of Securities	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Common Stock	Split Rock Partners, LP(3) 10400 Viking Drive Suite 250 Eden Prairie, Minnesota 55344	3,156,731	16.8%
Common Stock	Covidien Ventures S.a.r.l.(4) 3b, bd Prince Henri Luxembourg L-1724 Luxembourg	956,925	5.1%
	Directors and Named Executive Officers:
Common Stock	Brian E. Farley(5)	736,313	3.9%
Common Stock	John K. Bakewell(6)	3,750	*
Common Stock	Joshua Baltzell(7)	7,500	*
Common Stock	David B. Milne(8)	7,500	*
Common Stock	Shawn T McCormick(9)	10,441	*
Common Stock	Guido Neels(10)	22,500	*
Common Stock	Robert S. White(11)	272,514	1.4%
Common Stock	Jeff L. Kogl	—	*
Common Stock	James D. Surek(12)	144,152	*
Common Stock	All directors and executive officers as a group (15 persons)(13)	1,781,649	9.1%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)	Based solely on a Schedule 13G filed by Essex Woodlands Health Ventures on February 12, 2016. Represents shares held by Essex Woodlands Health Ventures Fund VIII, L.P., Essex Woodlands Health Ventures Fund VIII-A, L.P. and Essex Woodlands Health Ventures Fund VIII-B, L.P., which we collectively refer to as the “Essex Stockholders.” Essex Woodlands Health Ventures VIII, L.P., a Delaware limited partnership, is the general partner of each of the Essex Stockholders and is referred to as the “Partnership,” and Essex Woodlands Health Ventures VIII, LLC, a Delaware limited liability company, is the general partner of the Partnership and is referred to as the “General Partner.” James L. Currie, Martin P. Sutter, Immanuel Thangaraj, Petri Vainio, Jeff Himawan, Ronald W. Eastman, Guido Neels and Steve Wiggins are the managers of the General Partner, and each is referred to as a “Manager” and collectively as the “Managers.” The Partnership is deemed to have sole voting and dispositive power with respect to the shares held by each of the Essex Stockholders. The Managers are deemed to have shared voting and dispositive power with respect to the shares held by each of the Essex Stockholders by unanimous consent and through the Partnership. Each Manager disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of the Essex Stockholders is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.
(2)	Based solely on a Schedule 13D filed by SV Life Sciences, et al. on February 13, 2015. Represents shares held by: (i) SV Life Sciences Fund IV, L.P., or Fund IV; (ii) SV Life Sciences Fund IV Strategic Partners, L.P., or Fund IV Strategic; (iii) International Life Sciences Fund III (LP1), L.P., or ILSF LP1; (iv) International Life Sciences Fund III Co-Investment, L.P., or ILSF Co-Invest; and (v) International Life Sciences Fund III Strategic Partners, L.P., or ILSF Strategic. Fund IV and Fund IV Strategic are collectively referred to as the “Fund IV Entities.” ILSF LP1, ILSF Co-Invest and ILSF Strategic are collectively referred to as the “Fund III Entities.”

International Life Sciences Fund III (GP), L.P. (“Fund III GP”) is the general partner of each of the Fund III Entities. ILSF III, LLC (the “ILSF General Partner”) is the general partner of Fund III GP and, through an investment committee comprised of James Garvey, Kate Bingham, Eugene D. Hill, III and Michael Ross, controls voting and investment decisions over the shares held by the Fund III Entities by majority vote. Each member of the investment committee of ILSF General Partner disclaims beneficial ownership over the shares held by the Fund III Entities, except to the extent of any pecuniary interest therein. Each of ILSF General Partner and Fund III GP disclaim beneficial ownership over the shares held by the Fund III Entities except to the extent of their respective pecuniary interest therein.

SV Life Sciences Fund IV (GP), L.P. (“Fund IV GP”) is the general partner of each of the Fund IV Entities. SVLSF IV, LLC (the “SVLS General Partner”) is the general partner of Fund IV GP and, through an investment committee comprised of David Milne (also a member of the Board), James Garvey, Kate Bingham, Eugene D. Hill, III and Michael Ross, controls voting and investment decisions over the shares held by the Fund IV Entities by a majority vote. Each member of the investment committee of SVLS General Partner disclaims beneficial ownership over the shares held by the Fund IV Entities, except to the extent of any pecuniary interest therein. Each of SVLS General Partner and Fund IV GP disclaim beneficial ownership over the shares held by the Fund IV Entities except to the extent of their respective pecuniary interest therein.

The address of each of the Fund III entities and each of the Fund IV entities is One Boston Place, Suite 3900, 201 Washington Street, Boston, Massachusetts 02108.

(3)	Based solely on a Schedule 13D filed by Split Rock Partners, LP on February 11, 2015. Voting and investment power over the shares is delegated to Split Rock Partners Management, LLC, the general partner of Split Rock Partners, LP. Split Rock Partners Management, LLC has delegated voting and investment power to three individuals, Michael Gorman, James Simons and David Stassen, who require a two-thirds vote to act. Split Rock Partners Management, LLC disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein.
(4)	Based solely on a Schedule 13G filed by Covidien Group S.a.r.l. and Medtronic plc on February 16, 2016. The address of Covidien Group S.a.r.l. is 3b, Bd. Prince Henri, 4th Floor L-1724 Luxembourg and the address for Medtronic plc is 20 Lower Hatch Street, Dublin 2, Ireland.
(5)	Includes 163,648 shares issuable upon the exercise of stock options granted to Mr. Farley that are currently exercisable or exercisable within 60 days of April 18, 2016.
(6)	Includes 3,750 shares issuable upon the exercise of stock options granted to Mr. Bakewell that are currently exercisable or exercisable within 60 days of April 18, 2016.
(7)	Includes 6,250 shares issuable upon the exercise of stock options granted to Mr. Baltzell that are currently exercisable or exercisable within 60 days of April 18, 2016.
(8)	Includes 7,500 shares issuable upon the exercise of stock options granted to Mr. Milne that are currently exercisable or exercisable within 60 days of April 18, 2016.
(9)	Includes 7,500 shares issuable upon the exercise of stock options granted to Mr. McCormick that are currently exercisable or exercisable within 60 days of April 18, 2016.
(10)	Includes 7,500 shares issuable upon the exercise of stock options granted to Mr. Neels that are currently exercisable or exercisable within 60 days of April 18, 2016.
(11)	Includes 266,632 shares issuable upon the exercise of stock options granted to Mr. White that are currently exercisable or exercisable within 60 days of April 18, 2016.

(12)	Includes 39,121 shares issuable upon the exercise of stock options granted to Mr. Surek that are currently exercisable or exercisable within 60 days of April 18, 2016.
(13)	Includes options to purchase 829,758 shares of common stock that are currently exercisable or exercisable within 60 days of April 18, 2016 held by all of our executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and holders of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file with the SEC. To our knowledge, based on review of the copies of such reports and amendments to such reports furnished to us with respect to the year ended December 31, 2015, and based on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers and beneficial owners of greater than 10% of our ordinary shares were filed on a timely basis during the year ended December 31, 2015.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures on Transactions with Related Persons

We have adopted a written related person transaction policy that sets forth our policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of SEC Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

Description of Transactions with Related Persons

Described below are transactions since the beginning of our fiscal year 2015, or currently proposed transactions, in which we are a participant and:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our executive officers or directors (or nominees for director) or any beneficial owner of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock. All of the transactions described in this section occurred prior to our adoption of the related person transaction policy described above.

Registration Rights Agreement

We are party to a registration rights agreement with certain of our stockholders that held our convertible preferred stock prior to our initial public offering, or IPO, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, for the registration of shares of our common stock that were issued upon conversion of such shares of convertible preferred stock at the closing of our IPO. Parties to this agreement include entities affiliated with Essex Woodlands, SV Life Sciences, Split Rock Partners, LP and Covidien Group S.A.R.L. Subject to certain limitations, these holders have the right to request that we prepare, file and maintain up to two registration statements on Form S-1 covering the sale of such shares of common stock and, once we are eligible to use a registration statement on Form S-3, up to two registration statements on Form S-3 in any 12-month period covering the sales of such shares of common stock. Additionally, these holders have unlimited “piggyback” registration rights to include these shares of common stock in future registration statements that we may initiate, subject to certain conditions and limitations (including customary cut-back rights). Under this agreement, we will pay all expenses relating to such registrations, including the reasonable fees of one special counsel for the participating holders, and the holders will pay all underwriting discounts and commissions relating to the sale of their shares of common stock. This agreement also contains other customary terms, including for indemnification. This agreement will terminate upon the earlier of (1) the date that is five years after the closing of our IPO or (2) with respect to each stockholder following the closing of our IPO, at such time as such stockholder holds 1% or less of our common stock and can sell all of its shares pursuant to Rule 144 of the Securities Act during any three-month period.

Investor Rights Agreement

We are party to an investor rights agreement with certain of our stockholders that held our convertible preferred stock prior to our IPO, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors. Parties to this agreement include entities affiliated with Essex Woodlands, SV Life Sciences, Split Rock Partners, LP and Covidien Group S.A.R.L. As a result of our IPO, most of the covenants and restrictions set forth in this agreement that apply to us terminated in February 2015, but we remain obligated to comply with reporting requirements under the Exchange Act.

Voting Agreement

We were party to a voting agreement under which certain of our stockholders that held our convertible preferred stock prior to our IPO, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, agreed to vote in a certain way on certain matters, including with respect to the election of directors, and certain holders have the right to have a designated representative present at meetings of the Board (or any committee of the Board). Parties to this agreement included entities affiliated with Essex Woodlands, SV Life Sciences, Split Rock Partners, LP and Covidien Group S.A.R.L. Pursuant to this agreement, each of SV Life Sciences, Essex Woodlands and Split Rock Partners had the right to designate one member of the Board. David B. Milne, Guido Neels and Joshua Baltzell were designated by SV Life Sciences, Essex Woodlands and Split Rock Partners, respectively, under the agreement. This agreement terminated by its terms in February 2015 in connection with the closing of the IPO. As a result, no stockholder has any continuing rights, including any special rights regarding the election or designation of members of the Board, under this agreement.

Right of First Refusal and Co-Sale Agreement

We were party to a right of first refusal and co-sale agreement with our founders and certain of our stockholders that held our convertible preferred stock prior to our IPO, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, pursuant to which the holders of convertible preferred stock had a right of first refusal and co-sale in respect of certain sales of securities by our founders. Parties to this agreement included entities affiliated with Essex Woodlands, SV Life Sciences, Split Rock Partners, LP and Covidien Group S.A.R.L. This agreement also terminated in February 2015 in connection with the closing of our IPO.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request.

Participation in Initial Public Offering

Certain of our directors and principal stockholders, including Essex Woodlands, SV Life Sciences, Split Rock, Guido Neels, Shawn McCormick and Bob White, purchased shares of our common stock in our IPO at the IPO price, on the same terms as the shares that were sold to the public generally. Split Rock and Essex Woodlands each purchased an aggregate of approximately $6.0 million in common stock. SV Life Sciences purchased approximately $5.4 million in common stock. Mr. Neels purchased approximately $255,000 in common stock, Mr. McCormick purchased approximately $50,000 in common stock, and Mr. White purchased approximately $100,000 in common stock.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 3600 Holly Lane North, Suite 40, Plymouth, Minnesota 55447, in writing not later than December 28, 2016.

Stockholders intending to present a proposal at our 2017 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2017 Annual Meeting of Stockholders no earlier than the close of business on February 14, 2017 and no later than the close of business on March 16, 2017. The notice must contain the information required by our Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2017 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 14, 2017, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2017 Annual Meeting of Stockholders and not later than the close of business of the 90th day prior to the 2017 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of the Board, whose Notice of Annual Meeting of Stockholders is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith. Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

HOUSEHOLDING

The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

2015 ANNUAL REPORT

Our 2015 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, is being mailed with this proxy statement to those stockholders that receive this proxy statement in the mail. Stockholders that receive the Notice Regarding the Availability of Proxy Materials can access our 2015 Annual Report, including our Annual Report on Form

10-K for 2015, at www.proxyvote.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Entellus Medical, Inc., 3600 Holly Lane North, Suite 40, Plymouth, Minnesota 55447.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

/s/ Thomas E. Griffin

Thomas E. Griffin
Chief Financial Officer and Secretary

Plymouth, Minnesota

April 27, 2016

ENTELLUS MEDICAL, INC. 3600 HOLLY LANE NORTH SUITE 40 PLYMOUTH, MN 55447

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                    KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Class I directors to hold office until the 2019 Annual Meeting of Stockholders Nominees		☐	☐	☐
01 John K. Bakewell 02 David B. Milne 03 Robert S. White
The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
2.	To ratify, in a non-binding vote, the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year ending December 31, 2016.							☐	☐	☐
NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 2015 Annual Report are available at www.proxyvote.com

ENTELLUS MEDICAL, INC.

Annual Meeting of Stockholders

Tuesday, June 14, 2016

9:00 AM, CDT

This proxy is solicited by the Board of Directors

The stockholders hereby appoints Robert S. White and Thomas E. Griffin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENTELLUS MEDICAL, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on Tuesday, June 14, 2016, at the offices of Fox Rothschild LLP, 222 South Ninth Street, Suite 2000, Minneapolis, Minnesota 55402, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side